UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

CANNAE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Village Center Circle Las Vegas, NV	89134
(Address of principal executive offices)	(Zip Code)

(702) 323-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Cannae Common Stock, par value $0.0001 per share	CNNE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Cannae Holdings, Inc., a Delaware corporation (“Cannae Holdings”) with the Securities and Exchange Commission (the “SEC”) on December 7, 2020, Cannae Holdings, LLC (“Cannae”), a subsidiary of Cannae Holdings, entered into a common stock subscription agreement (the “Subscription Agreement”) with Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (the “Company”) and Foley Trasimene Acquisition Corp. II, a Delaware corporation (“FTAC”), pursuant to which Cannae agreed to purchase from the Company and the Company agreed to issue and sell to Cannae, $350,000,000 (the “Purchase Price”) of common shares, par value $0.001 per share, of the Company (the “Company Common Shares”) at a purchase price of $10.00 per share (the “PIPE Investment”).

The closing of the PIPE Investment was conditioned on, among other customary conditions, all conditions set forth in that certain Agreement and Plan of Merger, dated as of December 7, 2020, by and among the Company, FTAC, Paysafe Group Holdings Limited, a private limited company incorporated under the laws of England and Wales (“PGHL”) and the other parties thereto (the “Merger Agreement”), having been satisfied or waived.

On March 30, 2021 (the “Closing Date”) all conditions set forth in the Merger Agreement having been satisfied or waived, the PIPE Investment was consummated. Immediately following the consummation of the PIPE Investment, the transactions contemplated by the Merger Agreement (the “Business Combination”) were consummated.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement, the form of which is attached as Exhibit 10.1 to Cannae Holdings’ Current Report on Form 8-K filed with the SEC on December 7, 2020 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Forward Purchase Agreement

Immediately prior to the effective time of the Business Combination (the “Effective Time”) pursuant to that certain Forward Purchase Agreement, dated as of July 31, 2020, by and between FTAC and Cannae Holdings, as assigned by that certain Assignment and Assumption Agreement, dated as of December 7, 2020, by and between Cannae Holdings and Cannae (the “Forward Purchase Agreement”), Cannae purchased Class A common stock of FTAC, par value $0.0001 per share (“Class A Common Stock”), in an aggregate share amount equal to 15,000,000 shares (the “Forward Purchase Shares”), plus an aggregate of 5,000,000 warrants to purchase one share of Class A Common Stock (the “Forward Purchase Warrants” and together with the Forward Purchase Shares, the “Forward Purchase Securities”) for $150.0 million. At the Effective Time, pursuant to the terms of the Merger Agreement, the Forward Purchase Shares were exchanged for the same number of Company Common Shares and the Forward Purchase Warrants were exchanged for the same number of warrants to purchase one Company Common Share.

PIPE Investment

Immediately prior to the Effective Time, all conditions set forth in the Merger Agreement having been satisfied or waived, the PIPE Investment was consummated. As a result of the PIPE Investment, the Forward Purchase Securities and other investments by Cannae in Trasimene Capital FT, LP II (“FTAC Sponsor”) and the consummation of the Business Combination, Cannae holds approximately 7.5% of the outstanding Company Common Shares. In connection with the PIPE Investment, the Company paid Cannae a fee of 1.6% of the Purchase Price.

Item 7.01 Regulation FD Disclosure

On March 30, 2021, Cannae Holdings issued a press release announcing the consummation of the Business Combination. A copy of the press release issued by the Cannae Holdings is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Subscription Agreement by and among Paysafe Limited, Foley Trasimene Acquisition Corp. II and Cannae Holdings, Inc., dated as of December 7, 2020 (incorporated herein by reference to Exhibit 10.1 to Cannae Holdings, Inc.’s Current Report on Form 8-K filed with the SEC by Cannae Holdings, Inc. on December 7, 2020).

99.1	Press Release of Cannae Holdings, Inc., dated March 30, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2021

Cannae Holdings, Inc.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary